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                                                                   EXHIBIT 10.32
                        G & L REALTY PARTNERSHIP, L.P.
                            439 NORTH BEDFORD DRIVE
                        BEVERLY HILLS, CALIFORNIA 90210

                                 June 12, 1996

445 NORTH BEDFORD DRIVE, LLC
("445 LLC")
439 North Bedford Drive
Beverly Hills, California 90210
Attention:  Steven D. Lebowitz

          RE:   PURCHASE OF TUSTIN HOSPITAL
                ---------------------------

     Reference is made to that certain Agreement of Purchase and Sale and Escrow Instructions (the "Purchase Agreement") between G&L Realty Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"), and Tustin Hospital, Inc., a Delaware corporation, dated as of March 7, 1996. The Purchase Agreement relates to the purchase of all of the property (the "Property") as defined in
Section 1 of the Purchase Agreement.

     In connection with the purchase of the Property, we hereby agree as follows:

     1. Notwithstanding the terms of the Purchase Agreement, the Property shall be purchased by the Operating Partnership and 445 LLC, as tenants in common; each of the Operating Partnership and 445 LLC shall acquire an undivided interest in the Property, as more particularly described on Exhibit A hereto.
                                                            ---------

     2. The gross aggregate purchase price of the Property of $4,500,000 shall be payable by the parties as follows: (a) 445 LLC shall contribute $1,357,020,
(b) the Operating Partnership shall contribute the balance, if any, in cash and
(c) the parties acknowledge and agree that the Real Property (as defined in the Purchase Agreement) shall be encumbered by a Deed of Trust in favor of Tokai Bank as beneficiary securing indebtedness of approximately $4,760,000 (70% of the appraised value as determined by Tokai Bank).

     3. Each of the Operating Partnership and 445 LLC acknowledge and agree that to the extent necessary to effectuate the intent of this agreement, 445 LLC shall be deemed to be a "Buyer" under the Purchase Agreement, and 445 LLC hereby agrees to assume and perform as and when due all agreements of "Buyer" under the Purchase Agreement, to the extent such agreement may be limited by the provisions hereof. Nothing set forth herein shall be deemed to limit or relieve the Operating Partnership from its duties or obligations under the Purchase Agreement.

     4. Each of the undersigned shall execute all such further documents, instruments and agreements and take any and all further actions as may be necessary or advisable in order to
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445 North Bedford Drive, LLC
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effectuate the intent of this letter agreement and the purchase of the Property pursuant to the Purchase Agreement.

     If the foregoing is in accordance with your understanding, please acknowledge below your acceptance of the terms hereof.

                                      G & L REALTY PARTNERSHIP, L.P.
                                      a Delaware limited partnership

                                      By:  G & L Realty Corp., a Maryland
                                           corporation, its general partner

                                           By:  /s/ Steven D. Lebowitz
                                                -----------------------------
                                           Name:   Steven D. Lebowitz
                                           Title:  President

ACCEPTED AND AGREED
as of the date set forth above

445 NORTH BEDFORD DRIVE, LLC

By:  G & L DEVELOPMENT,
     a California general partnership, as memeber

     By: /s/ Steven D. Lebowitz
         ------------------------------
           Steven D. Lebowitz
           as General Partner


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